Also Energy Holdings, Inc.

Exhibit 99.1

Also Energy Holdings, Inc.
Consolidated Financial Statements
and Independent Auditor’s Report

As of and for the year ended December 31, 2021

Also Energy Holdings, Inc.

Also Energy Holdings, Inc.

INDEPENDENT AUDITOR'S REPORT

To the Management of Also Energy Holdings, Inc.,

Opinion

We have audited the consolidated financial statements of Also Energy Holdings, Inc. and subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2021, and the related consolidated statements of operations, comprehensive loss, shareholders' deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the "financial statements").

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/DELOITTE & TOUCHE LLP
San Francisco, California

April 15, 2022

Also Energy Holdings, Inc.
Consolidated Balance Sheet
[Expressed in US dollars except share and per share amounts]

December 31, 2021
Assets
Current Assets
Cash	$9,747,681
Accounts receivable	12,269,786
Inventories	3,113,414
Prepaid expenses and other assets	1,056,284
Contract asset	707,340
Income taxes recoverable	769,463
Total current assets	27,663,968
Property and equipment, net	837,735
Contract asset	1,350,871
Intangible assets, net	2,294,432
Goodwill	23,627,903
Other non-current assets	136,436
Total Assets	$55,911,345

Liabilities and shareholders’ deficit
Current Liabilities
Accounts payable and accrued liabilities	$8,435,750
Current portion of deferred revenue	17,354,581
Current portion of deferred rent	74,836
Loan payable to related party	5,577,420
Current portion of long-term debt	765,603
Total current liabilities	32,208,190
Deferred revenue	32,202,521
Deferred rent	204,774
Long-term debt	4,009,290
Other long-term liabilities	138,983
Total liabilities	68,763,758
Commitments and contingencies [note 10]
Shareholders’ equity (deficit)
Series A preferred stock, $0.0001 par value, 5,000,000 shares authorized, 3,419,086 shares issued and outstanding	342
Series B preferred stock, $0.0001 par value, 1,000,000 shares authorized, issued and outstanding [note 11]	100
Series A common stock, $0.0001 par value, 6,000,000 shares authorized, 2,061,044 issued and outstanding	206
Series B common stock, $0.0001 par value, 24,000,000 shares authorized, 3,376,875 shares issued and outstanding	338
Additional paid-in capital	30,618,705
Accumulated other comprehensive loss	(27,380)
Accumulated Deficit	(43,444,724)
Total shareholders’ equity (deficit)	(12,852,413)
Total liabilities and shareholders’ equity (deficit)	$55,911,345

See accompanying notes

Also Energy Holdings, Inc.
Consolidated Statement of Operations
[Expressed in US dollars]

Year ended
December 31, 2021
Hardware Revenue	$35,548,139
Services Revenue	27,011,164
Total revenue	62,559,303
Expenses
Cost of sales	25,838,295
Selling, general and administrative	40,070,599
Depreciation and amortization	4,964,723
Gain on disposal of property and equipment	(2,309)
Loss from operations	(8,312,005)
Interest expense, net	953,687
Foreign exchange loss	51,496
Loss before income taxes	(9,317,188)
Income tax expense	451,694
Net loss	$(9,768,882)
See accompanying notes

Also Energy Holdings, Inc.
Consolidated Statement of Comprehensive Loss
[Expressed in US dollars]

Year ended December 31, 2021
Net loss	$(9,768,882)
Other comprehensive loss:
Foreign currency translation adjustment	(73,387)
Total comprehensive loss	$(9,842,269)

See accompanying notes

Also Energy Holdings, Inc.
Consolidated Statement of Changes in Shareholders’ Equity (Deficit)
[Expressed in US dollars, except share amounts]

	Series A		Series B		Series A		Series B		Additional paid-in capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total shareholders’ equity (deficit)
	preferred stock		preferred stock		common stock		common stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2021	3,419,086	$342	1,000,000	$100	2,061,044	$206	3,376,875	$338	$29,847,564	$(33,675,842)	$46,007	$(3,781,285)
Stock-based compensation [note 12]	—	—	—	—	—	—	—	—	771,141	—	—	771,141
Net loss for the year	—	—	—	—	—	—	—	—	—	(9,768,882)	—	(9,768,882)
Foreign exchange translation adjustment	—	—	—	—	—	—	—	—	—	—	(73,387)	(73,387)
Balance, December 31, 2021	3,419,086	$342	1,000,000	$100	2,061,044	$206	3,376,875	$338	$30,618,705	$(43,444,724)	$(27,380)	$(12,852,413)

See accompanying notes

Also Energy Holdings, Inc.
Consolidated statement of cash flows
[Expressed in US dollars]

Year ended
December 31, 2021
Operating activities
Net loss for the year	$(9,768,882)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,964,723
Amortization of deferred financing fees	142,890
Stock-based compensation	771,141
Foreign exchange translation	28,283
Changes in operating assets and liabilities
Accounts receivable	(1,102,370)
Inventories	(1,063,795)
Contract assets	(518,926)
Prepaids and other assets	94,214
Accounts payable and accruals	2,278,706
Deferred revenue	8,128,253
Income taxes	(196,882)
Deferred rent	(103,531)
Gain on disposal of property and equipment	(2,309)
Accrued interest on loan payable	521,160
Other current liabilities	(236,638)
Net cash provided by operating activities	3,936,037
Investing activities
Purchase of property and equipment	(376,855)
Purchase of intangible assets	(51,623)
Net cash used in investing activities	(428,478)
Financing activities
Repayments of long-term debt	(765,602)
Deferred financing fees paid	(24,651)
Net cash used in financing activities	(790,253)
Net increase in cash during the period	2,717,306
Cash, beginning of period	7,030,375
Cash, end of period	$9,747,681
See accompanying notes

Also Energy Holdings, Inc.
Notes to consolidated financial statements
[Expressed in US dollars]
1. Nature of business
Also Energy Holdings, Inc. (the “Company”) is incorporated under the laws of the State of Delaware, United States. The Company provides end-to-end turnkey solutions that monitor and manage renewable energy systems. The Company’s PowerTrack Software (the “software”) includes data acquisitions and monitoring, performance modelling, agency reporting, internal reports, work order tickets and SCADA controls. The Company has deployed systems at various international locations, but its primary customer base is in the United States, Germany and Canada. The industry in which the Company operates is somewhat dependent upon renewable tax incentives.
COVID-19 pandemic
The ongoing COVID-19 pandemic has resulted and may continue to result in widespread adverse impacts on the global and U.S. economies. Ongoing government and business responses to COVID-19, along with the COVID-19 Omicron variant and resurgence of related disruptions, could have a continued material adverse effect on economic and market conditions and trigger a period of continued global and U.S. economic slowdown.

The Company’s industry is currently facing shortages and shipping delays affecting the supply of renewable energy systems Photovoltaic ("PV") solar panels, modules, and component parts for inverters available for purchase. These shortages and delays can be attributed in part to the COVID-19 pandemic and resulting government action. While many of the Company’s suppliers have secured sufficient quantities to permit them to continue delivery and installing through the end of 2022, if these shortages and delays persist into 2023, they could adversely affect the timing of when renewable energy systems can be delivered and installed and when the Company can begin to generate revenue from those systems. The Company cannot predict the full effect the COVID-19 pandemic will have on its business, cash flows, liquidity, financial condition and results of operations at this time due to numerous uncertainties. The Company will continue to monitor developments affecting its workforce, its customers and its business operations generally, and will take actions it determines are necessary in order to mitigate these effects.

2. Summary of significant accounting policies
Basis of presentation
The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, all of which have a December 31, 2021 year-end:
•Also Energy, Inc. (“Also Energy”);
•Locus Energy, Inc.;
•Also Energy GmbH;
•Skytron Energy Japan;
•Also Energy Skytron Holdings GmbH; and
•Also Energy India.
All significant intercompany transactions and balances have been eliminated upon consolidation.
Management’s estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates. Significant estimates and assumptions that are made by management are used for, but not limited to, the estimated useful lives of long-lived assets and the recoverability of such assets by their estimated future undiscounted cash flows, valuation of accounts receivable, intangible assets and goodwill.
Revenue recognition
The Company derives its revenue from the sale of its hardware devices, software and professional services. Revenue is recognized when control of these products and services is transferred to the Company’s customers in an amount that reflects the consideration to which the Company expects to be entitled to in exchange for those products and services.
The Company determines revenue recognition through the following five-step framework:
•Identification of the contract, or contracts, with a customer;
•Identification of the performance obligations in the contract;
•Determination of the transaction price;
•Allocation of the transaction price to the performance obligations in the contract; and

Also Energy Holdings, Inc.
Notes to consolidated financial statements
[Expressed in US dollars]
•Recognition of revenue when, or as, the Company satisfies a performance obligation.
Hardware revenue
Hardware revenue consists of a single performance obligation. The Company recognizes revenue on its hardware devices in the period in which the Company satisfies its performance obligation and control of the product is transferred to the customer. The transfer of control is the point at which title and risk of loss of the product transfer to the customer.
Services revenue
Software revenue
The Company generates revenue from sales of subscriptions for its customers to access its software platform. Subscription arrangements with customers do not provide the customer with the right to take possession of the software. Instead, customers are granted continuous access to the software platform over the contractual period. The Company also provides cellular data plans and customization of its software platform for certain customers. The software subscription, cellular data plans and the customization services comprise a single performance obligation. A time-elapsed method is used to measure progress for purposes of revenue recognition because the Company transfers control evenly over the contractual period. Accordingly, the fixed consideration related to software subscription and software customization revenue is invoiced upfront and recognized on a straight-line basis over the subscription term.
The typical subscription term is between one and five years. Customers generally have the option to purchase additional subscription services at the conclusion of the contract. These options do not provide a material right as they are priced at the standalone selling price and, as such, do not result in a separate performance obligation.
Professional services revenue
The Company offers professional services that include engineering, agency reporting, and commissioning services. Each of these services are discrete performance obligations. Agency reporting services are sold on a fixed-fee basis and recognized on a straight-line basis over the life of the contract. Engineering and commissioning services, which pertain to project specific work, and onsite visits to ensure all devices are connected and communicating data properly, are recognized at a point in time upon completion of the service.
Disaggregation of revenue
The Company's revenue is disaggregated below to depict how the timing of revenue is recognized. Hardware revenue and commissioning and engineering services revenue are recognized at a point in time. Software revenue and professional services revenue (except for commissioning services) are recognized over time.

Revenue	Recognition Method	Year Ended December 31, 2021
Hardware	Point in time	$35,548,139
Engineering and commissioning services	Point in time	2,897,517
Software and cellular plans	Over time	22,433,599
Software-related services	Over time	1,680,048
		$62,559,303

Deferred revenue
Deferred revenue consists of customer billings or payments received in advance of the recognition of revenue and is recognized as revenue as the revenue recognition criteria are met.
Deferred commissions
Commissions are earned by sales personnel upon the execution of the sales contract by the customer and are considered incremental and recoverable costs of obtaining a contract with a customer. These costs are deferred and then amortized over a period of benefit that approximates the term of each contract.

Also Energy Holdings, Inc.
Notes to consolidated financial statements
[Expressed in US dollars]
Accounts receivable
Accounts receivable are stated at the net invoice amount. Management provides for probable uncollectible amounts through a charge to income and a credit to a valuation allowance based on its assessment of the current status of individual contracts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Although the Company does not require collateral for its accounts receivable, management believes that credit risk is limited due to performance of credit evaluations of its customers. As at December 31, 2021, the allowance for doubtful accounts totaled $598,662. For the year ended December 31, 2021, the Company recorded bad debt expense of $348,857 in selling, general and administrative expenses.
Inventories
Inventories, primarily consisting of hardware and equipment, are stated at the lower of cost and net realizable value, with cost being determined on an average costing basis. The measurement of inventories includes the cost of materials, labor and indirect costs (variable and fixed). Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale.
Long-lived assets
Property and equipment
Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided on the following basis over the assets’ estimated useful lives:

Straight-line method
Leasehold improvements	Over the remaining lease term
Furniture, fixtures and equipment	5–13 years
Computer equipment	3–5 years
Intangible assets
Intangible assets, which have finite lives, are recorded at cost less accumulated amortization. Amortization is determined using the straight-line method over three to five years for customer relationships, three to five years for trade names, ten to fifteen years for patents, five years for process technology, and three years for internally developed software.
Long-lived assets, which comprise property and equipment and intangible assets with finite lives, are reviewed for impairment if events or changes in circumstances indicate that the carrying value may not be recoverable or that the useful life is shorter than originally estimated. If the sum of the undiscounted future cash flows expected from use and residual value is less than the carrying amount, the long-lived asset is considered impaired. An impairment loss is measured as the amount by which the carrying value of the long-lived asset exceeds its fair value.
Foreign currency translation
The functional currency of the Company’s foreign subsidiaries is their local currency. The Company translates the financial statements of these foreign subsidiaries to US dollars using the year-end rate of exchange for assets and liabilities and average rates of exchange for revenue, costs, and expenses. Translation gains and losses are recorded as a component of shareholders’ equity (deficit). As at December 31, 2021 the Company had an accumulated other comprehensive loss of $27,380.
Income taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years. Management believes that it is more likely than not that the Company will not realize all of its deferred tax assets. As such a full-valuation

Also Energy Holdings, Inc.
Notes to consolidated financial statements
[Expressed in US dollars]
allowance has been recorded. The amount of the deferred income tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

Stock-based compensation
Stock options are recorded at their fair value over their vesting period as compensation expense. The Company estimates its forfeiture rate in order to determine its compensation expense arising from stock-based awards. On the exercise of stock options, common stock is credited for consideration received and for the fair value amounts previously credited to additional paid-in capital. The Company uses the Black-Scholes option pricing model to estimate the fair value of the options.
Fair value measurements
The Company’s financial instruments primarily consist of cash, accounts receivable, accounts payable and accrued liabilities, loan payable and long-term debt. The recorded values of cash, accounts receivable and accounts payable and accrued liabilities approximate their fair values based on their short-term nature. The recorded values of loan payable and long-term debt approximate their fair values as the interest rates approximate market interest rates.
The Company initially measures the net assets acquired in a business combination at fair value using Level 3 inputs. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are estimated based on inputs categorized as follows:
•Level 1 inputs include quoted prices (unadjusted) for identical assets or liabilities in active markets that are observable.
•Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
•Level 3 inputs include unobservable inputs that reflect the Company’s own assumption about what factors market participants would use in pricing the asset or liability.
When measuring fair value, the Company maximizes the use of observable inputs and minimizes the use of unobservable inputs.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high-quality financial institutions and has not experienced losses in such accounts. Concentrations of credit risk with respect to accounts receivable are limited due to the Company having no significant customers or customers concentrated in a particular geographic area.
Goodwill
Goodwill is not amortized but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that it might be impaired by comparing its carrying value to the reporting unit’s fair value. The Company tests goodwill for impairment on an annual basis at the reporting unit level, which is at the company level as a whole, since it operates in a single reporting segment. The impairment review involves assessments as follows:

•Qualitative assessment: The Company evaluates qualitative factors and overall financial performance to determine whether it is necessary to perform a quantitative assessment. A qualitative assessment involves consideration of: (i) past, current and projected future earnings; (ii) recent trends and macroeconomic and market conditions; and (iii) valuation metrics involving similar companies that are publicly-traded and acquisitions of similar companies, if available. After assessing those various factors, if it is determined that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, or if the Company decides to bypass this option, it proceeds to the quantitative assessment.
•Quantitative assessment: The Company compares the fair value of its reporting unit to its carrying value including goodwill. An impairment loss is recognized for the amount by which the reporting unit’s carrying value exceeds its fair value, up to the total amount of goodwill allocated to the reporting unit. If a unit’s fair value exceeds the carrying value, no further work is performed and no impairment charge is necessary. Where the carrying value of the reporting unit exceeds its fair value, the Company will record an impairment charge based on that difference. The impairment charge will be limited to the amount of goodwill allocated to that reporting unit.
No impairment of goodwill was recorded during the year ended December 31, 2021.

Also Energy Holdings, Inc.
Notes to consolidated financial statements
[Expressed in US dollars]
Deferred rent
Rent under operating leases is charged to expenses on a straight-line basis over the lease term. Any difference between the rent expense and the rent payable is reflected as deferred rent liability on the consolidated balance sheet.
3. Recently Adopted Accounting Standards and Recently Issued Accounting Standards
Recently Adopted Accounting Standards

Standard	Description	Effective Date
2019-12	Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes	January 1, 2022

Recently Issued Accounting Standards

The FASB has issued the following standards. The Company is still assessing the impact on the consolidated financial statements.

Standard	Description	Effective Date
2016-13	Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments	January 1, 2023
2017-04	Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment	January 1, 2023
2019-01	Leases (Topic 842): Codification Improvements	January 1, 2022
All other new issued and not yet effective accounting standards are not relevant to the Company.
4. Inventories

2021
Raw materials	$3,065,010
Finished goods	138,945
Inventory provision	(90,541)
Total	$3,113,414
During the year, the Company charged $18,047,318 of material costs to cost of sales.
5. Property and equipment

2021
	Accumulated	Net book
Cost	depreciation	value

Leasehold improvements	$629,115	$383,697	$245,418
Furniture, fixtures and equipment	885,434	698,501	186,933
Computer equipment	948,684	543,300	405,384
	$2,463,233	$1,625,498	$837,735
Depreciation expense for the year ended December 31, 2021 was $319,392.
6. Intangible assets

2021
	Accumulated	Net book
Cost	amortization	value

Also Energy Holdings, Inc.
Notes to consolidated financial statements
[Expressed in US dollars]

Customer relationships	$7,486,368	$6,445,697	$1,040,671
Process technology	2,580,000	1,720,000	860,000
Trade names	2,800,000	2,800,000	—
Software	6,487,978	6,487,978	—
Patents	577,177	183,416	393,761
	$19,931,523	$17,637,091	$2,294,432
Amortization expense for the year ended December 31, 2021 was $4,645,331. As at December 31, 2021, approximately $15,969 of patents are patents pending, and therefore no related amortization expense has been recorded.
Aggregate amortization expense on intangible assets for the next five years and thereafter is as follows:

2022	$1,622,530
2023	400,811
2024	56,811
2025	56,811
2026	56,811
Thereafter	100,658
$2,294,432

7. Related party transactions
The Company is required to pay a management fee to an entity related to a Series A investor of $200,000 annually, plus travel expenses. The expense recognized for the year ended December 31, 2021 was $192,665, included in selling, general and administrative expenses. All amounts were paid prior to December 31, 2021.
All related party transactions are in the normal course of operations for the year and measured at the agreed- upon exchange amount.
8. Loan payable
The loan payable is due to a related party shareholder. As at December 31, 2021, the loan payable includes a principal balance of $4,062,500 and accrued interest of $1,514,920. The loan bears interest at a rate of 10% per annum and is due on January 31, 2022. Interest expense was $521,159 for the year ended December 31, 2021. The loan was paid in full on February 1, 2022.

9. Long-term debt

2021
Term facility	$4,976,411
Deferred financing costs, $597,794 net of accumulated amortization of $396,276	(201,518)
4,774,893
Less current portion	(765,603)
Long-term debt	$4,009,290
The credit agreement provides the Company with a maximum revolving term facility of $2,000,000 available by way of US prime rate advances, LIBOR advances and/or letters of credit and a term facility of $7,656,017 available by way of US prime rate advances and LIBOR advances. Advances under the facility bear interest at US prime rate plus an applicable margin of 2.00% to 2.75% or LIBOR plus an applicable margin of 3.00% to 3.75%. The applicable margin depends on a financial ratio as defined in the agreement. The maturity date of the credit facilities is May 2023. As at December 31, 2021, the Company’s US prime rate advances bear interest at the bank’s US prime rate plus 2.00%. The credit agreement was initially entered into on May 18, 2018 and subsequently amended on July 16, 2018, March 7, 2019 and January 23, 2020.
As at December 31, 2021, the Company has drawn $4,976,411 on the term facility. The Company has not drawn on the revolving term facility as at December 31, 2021.
During the year, the Company incurred $291,214 of interest on the term facility.

Also Energy Holdings, Inc.
Notes to consolidated financial statements
[Expressed in US dollars]
The credit facility is secured by a general security agreement over all of the present and future property of the Company, a securities pledge agreement constituting a first priority on all of the Company's equity interests, including the equity interest in foreign subsidiaries, a guarantee from the Company and a pledge of the shares of Also Energy Holdings, Inc.
As at December 31, 2021, the Company was in compliance with the financial covenants associated with the credit facilities.
Principal repayments on long-term debt due in the next three years are as follows:

2022	$765,603
2023	4,210,808
2024	—
$4,976,411
The term facility was repaid in full on February 1, 2022
10. Commitments and contingencies
The Company leases and subleases certain office spaces with remaining lease terms ranging from 10 months to 3 years as of December 31, 2021. These leases require monthly lease payments that may be subject to annual increases throughout the lease term. Certain of these leases also include renewal options at the election of the Company to renew or extend the lease for an additional three years. These leases are classified as operating leases.

[i]    Future minimum lease payments required under operating leases for premises are as follows:

2022	$826,327
2023	416,832
2024	296,431
2025	—
$1,539,590
The rental expense incurred during the year under operating leases was $547,750.
During the year ended December 31, 2019, the Company subleased two of its leased premises, of which one was leased at a loss. The loss related to the sublease agreements has been recorded in the current portion of deferred rent. Future minimum lease income from the sublease of these premises over the next three years is as follows:

2022	$229,474
2023	68,960
2024	—
$298,434

[ii]    The Company is involved in litigation and is subject to potential claims and other legal proceedings arising in the ordinary course of business. Estimated liabilities are provided as information becomes available. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of loss can be estimated, then the estimated liability is accrued in the consolidated financial statements.
[iii]    The Company maintains insurance to cover certain actions and believes resolution of such litigation will not have a material adverse effect on the Company.
11. Shareholders’ deficit
Preferred stock
Conversion

Also Energy Holdings, Inc.
Notes to consolidated financial statements
[Expressed in US dollars]
Upon written election, the holders of Series A preferred stock are entitled to convert their shares into shares of Series B common stock at the conversion rate then in effect. The applicable conversion ratio as at December 31, 2021 is on a one-for-one basis. The conversion ratio is adjusted upon the issuance of stock dividends, stock splits, reorganizations, reclassifications, or sale of the Company as an antidilutive provision.
Each share of Series B preferred stock is automatically converted into shares of Series C preferred stock on a one-for-one basis upon defined acquisition or other conversion events.
Voting
Each holder of Series A preferred stock shall be entitled to vote on an as-converted-to-common basis with the holders of Series B common shares, voting together as a single class. Series B preferred stock and Series C preferred stock have no voting rights. In addition to the affirmative vote of the majority of the Board of Directors, certain defined significant matters in the stockholders’ agreement require prior written consent of both the investors and the founders as long as the founders continue to hold at least one-third of the common stock on an as-converted basis.
Liquidation
In accordance with the amended and restated certificate of incorporation, upon any liquidation, dissolution or winding up of the Company, any amounts that are available for distribution to its stockholders have the following order of preference: first, to the holders of Series C preferred stock in an amount equal to the Series C preferred stock liquidation value; second, to the holders of Series A preferred stock in an amount equal to the Series A preferred stock liquidation value; third, to the holders of Series B preferred stock in an amount equal to the Series B preferred stock liquidation value; then, the Series A preferred stockholders shall be entitled to participate with the Series B common shareholders on an as-converted basis.
The Series A preferred stock liquidation value is defined as the original issue price plus all accrued and unpaid dividends unless the Series B preferred stock is converted into Series C preferred stock, in which case the Series A preferred stock liquidation value is $16,200,000. The Series B preferred stock liquidation value is $6,500,000 plus all accrued and unpaid dividends. The Series C preferred stock liquidation value is the Series B preferred stock liquidation value at the date of conversion divided by the number of then-outstanding shares of Series C preferred stock, plus accrued and unpaid dividends on the Series C preferred stock. As at December 31, 2021, the liquidation preference in order of preference was Series C preferred stock, Series A preferred stock, and Series B preferred stock in the amounts of nil, $22,851,595 and $9,104,990, respectively.
Dividends
As long as any Series B preferred stock shares are outstanding, the holders of Series A preferred stock, Series B preferred stock, and Series C preferred stock are entitled to receive cumulative dividends, whether or not declared by the Board of Directors. The dividends are calculated at 8% of the series Liquidation Value. Series A preferred stock dividends are payable quarterly in arrears only when and if declared by the Board of Directors and shall be payable in kind by adding the amount of such dividends to the Series A preferred stock liquidation value. Series B and Series C preferred stock dividends are payable quarterly in arrears only when and if declared by the Board of Directors, and shall be payable in cash, only to the extent that defined free cash flows of $2,000,000 exist; otherwise, dividends shall be payable in kind by adding the amount of such dividends to the Series B and Series C preferred stock liquidation values. So long as any shares of Series Preferred are outstanding, the Company shall not pay or declare any dividend on any share of common stock. As at December 31, 2021, the cumulative amount of dividends accrued on Series A preferred stock is $6,651,595 and the cumulative amount of dividends on Series B preferred stock is $2,604,990.
Redemption
If after making payments of the cash dividends described above, the Company still has defined cash flow in excess of $2,000,000, any such excess free cash flow shall be used to redeem a number of Series C preferred stock equal to the excess divided by the Series C preferred stock liquidation value. The Company has not issued Series C preferred stock.
12. Stock-based compensation
In 2017, Also Energy adopted the 2017 Stock Option Plan (the "Plan"), under which the Company is authorized to grant employees, officers, and consultants of Also Energy Inc. or of a subsidiary of Also Energy Inc. incentive stock options. During 2018, all of the stock options of Also Energy Inc. were transferred to Also Energy Holdings Inc. with no modifications to the features. The transfer did not cause an increase in the fair value of the options and thus no additional compensation expense was recognized.

Also Energy Holdings, Inc.
Notes to consolidated financial statements
[Expressed in US dollars]
As of December 31, 2020 and preceding years, the Company was authorized to grant options equal to 10% of the total number of issued and outstanding Series B common stock and Series A preferred stock, totaling 679,596. On April 15, 2021, the Company executed an amended and restated stock option plan increasing the total options available under the plan to 929,596. The award price and vesting terms are determined by the Board of Directors of the Company and evidenced in the award agreement extended to the employee, officer, or consultant. Options will typically vest 20% annually for five years and will terminate 10 years from the date of the grant. Forfeited or cancelled options are available for reissue.
As of December 31, 2021, there was $2,258,755 of unrecognized stock-based compensation related to unvested awards, which is expected to be recognized through 2026. The total fair value of the stock options granted during the year ended December 31, 2021 was $2,102,087. Total stock-based compensation expense recognized during the year ended December 31, 2021 related to the Company’s options was $771,141.
Information with respect to Series B common stock option activity is as follows:

Number of options	Weighted average exercise price

Outstanding as at December 31, 2020	612,000	$8.47
Forfeited/cancelled	(44,600)	7.87
Granted	282,500	12.43
Outstanding as at December 31, 2021	849,900	$9.82
The following table presents the composition of options outstanding and exercisable on December 31, 2021:

	Options outstanding			Options exercisable
	Number	Weighted average exercise price	Life	Number	Weighted average exercise price
Exercise price	#	$	(years)	#	$
$4.74	208,400	$4.74	5.81	166,720	$4.74
$9.48	208,400	$9.48	5.81	166,720	$9.48
$12.43	433,100	$12.43	8.84	38,400	$12.43
	849,900			371,840
The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for the year ended December 31, 2021:

Approximate risk-free rate	1.12%
Average expected life (in years)	6.40
Dividend yield	—
Volatility	73.6%
Estimated fair value per share	$7.44
13. Income taxes
The components of the provision for (benefit from) income taxes are as follows:

2021
Current	$451,694
Deferred	—
Income tax expense	$451,694
The following is a reconciliation of income taxes expected at the statutory income tax rate to the recovery of income taxes:

Also Energy Holdings, Inc.
Notes to consolidated financial statements
[Expressed in US dollars]

2021
Recovery of income taxes computed at combined statutory income tax rate	$(1,958,443)
Adjustments to income taxes resulting from
Permanent differences	395,820
State tax provision	(436,384)
Change in valuation allowance	2,624,925
Foreign tax rate differential	(236,278)
Others	62,054
Recovery of income taxes	$451,694
The federal statutory rates were 21% in the U.S., 16% in Germany, 23% in Japan and 30% in India.
The components of deferred income tax assets and liabilities consist of the following:

2021
Deferred tax assets
Deferred revenue	$7,241,696
Others	522,738
Tax attributes	2,885,967
10,650,401
Valuation allowance	(9,285,979)
1,364,422
Deferred tax liabilities
Intangible assets	(521,788)
Others	(842,634)
(1,364,422)
Net deferred tax liabilities	$—
The Company has determined that there are no significant tax positions that result in uncertainty requiring recognition as at and for the years ended December 31, 2021.
14. Supplemental cash flow information
Supplemental cash flow information is as follows:

2021

Interest paid	$292,214
Taxes paid	$305,351
Taxes refunded	$15
15. Subsequent event
On February 1, 2022, the Company sold of 100% of the outstanding shares of Also Energy Holdings Inc. to STEM Inc. for an aggregate purchase price of $695.0 million, consisting of approximately 75% in cash and approximately 25% in shares of the Company’s common stock. The acquisition was structured on a cash-free, debt free basis and subject to other customary adjustments as set forth in the purchase agreement. The transaction combines the Company’s storage optimization capabilities with the Company’s solar asset performance monitoring and control software.

The Company evaluated subsequent events from the balance sheet date through April 15, 2022, the date these financial statements were available to be issued, and determined that other than as noted above, no subsequent event activity requires disclosure.